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                                                                      EXHIBIT 15

UNAUDITED INTERIM FINANCIAL INFORMATION LETTER




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated July 14, 2000 on our reviews of interim condensed consolidated financial information of Digi International Inc. and subsidiaries (the Company) for the three month and nine month periods ended June 30, 2000 and 1999, and included in the Company's Form 10-Q for the quarter ended June 30, 2000, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99, 333-1821,
333-23857 and 333-57869).



PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
August 11, 2000